Exhibit (j)


           CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
                                ACCOUNTING FIRM

We consent to the references to our firm under the caption "Financial Highlights" for the Money Market Portfolio, Government & Agency Securities Portfolio and the Tax-Exempt Portfolio, each a series of Cash Account Trust, in the Capital Assets Funds Shares Prospectus, Cash Account Trust Service Shares Prospectus, Cash Account Trust Davidson Cash Equivalent Shares Prospectus, Premier Money Market Shares Prospectus, the Money Market Portfolio and Government & Agency Securities Portfolio in the Cash Account Trust Davidson Cash Equivalent Plus Shares Prospectus, the Money Market Portfolio in the Premium Reserve Money Market Shares Prospectus, Institutional Select Money Market Shares Prospectus, Institutional Money Market Shares Prospectus, Capital Assets Funds Preferred Shares Prospectus, the Tax-Exempt Portfolio in the Tax-Exempt Cash Managed Shares Prospectus, Scudder Tax-Exempt Cash Institutional Shares Prospectus, and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Cash Account Trust Statements of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 35 to the Registration Statement (Form N-1A, No. 33-32476) of our report dated June 16, 2005, on the financial statements and financial highlights of the Money Market Portfolio, Government & Agency Securities Portfolio, and Tax-Exempt Portfolio included in the Cash Account Trust Service Shares Annual Report, Premier Money Market Shares Annual Report, Davidson Cash Equivalent Shares and Davidson Cash Equivalent Plus Shares Annual Report, Scudder Tax-Exempt Cash Institutional Shares and Tax-Exempt Cash Managed Shares Annual Report, Premium Reserve Money Market Shares and Institutional Money Market Shares Annual Report, and the Institutional Select Money Market Shares Annual Report, each dated April 30, 2005.


                                                     /s/ERNST & YOUNG LLP


Boston, Massachusetts
July 19, 2005